THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

This agreement and the rights and obligations evidenced hereby are subordinate to the indebtedness (including interest) (the “SENIOR INDEBTEDNESS”) owed by XZERES CORP. TO WELLS FARGO BANK, NATIONAL ASSOCIATION RELATING TO THAT CERTAIN CREDIT AGREEMENT, DATED AUGUST 21, 2014, AMONG WELLS FARGO BANK, NATIONAL ASSOCIATION AND XZERES CORP., AND THE SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS, AS THE SAME HAS OR MAY BE AMENDED FROM TIME TO TIME.

XZERES CORP.

DEMAND CONVERTIBLE SUBORDINATED SECURED PROMISSORY NOTE

$301,650.00	Boston, Massachusetts May 27, 2015

Xzeres Corp., a Nevada corporation (the “Company”), with a principal office located at 9025 SW Hillman Ct., Suite 3126, Wilsonville, OR 97070, for value received, hereby promises to pay to Ravago Holdings America, Inc., a Delaware corporation with an address at 1900 Summit Tower Bld., Suite 900, Orlando, FL 3281, (the “Holder”) or order, upon DEMAND for repayment by the Company $301,650 in aggregate principal amount (“Principal Amount”), or such other amount as may be outstanding hereunder, together with interest from the date hereof on the aggregate unpaid principal balance from time to time outstanding.

The Company’s obligations under this Demand Convertible Subordinated Secured Promissory Note (the “Note”) are secured by a lien on all assets of the Company pursuant to that certain Subordinated Security Agreement dated as of the date hereof (as amended or modified from time to time, the “Security Agreement”); provided, that (i) such lien evidenced by the Security Agreement shall be (a) subordinate to the liens of Wells Fargo Bank, National Association (“Wells Fargo”) pertaining to the Senior Indebtedness; and (b) senior in right of payment to all other indebtedness of the Company (other than with respect to the Demand Convertible Subordinated Secured Promissory Note in the principal amount of $198,350 dated as of the date hereof (the “Other Note”), by the Company in favor of Paul DeBruce (the “Other Holder”), which shall remain pari passu to this Note), and (ii) the Holder agrees to execute and deliver such further documentation as Wells Fargo may request to more effectively provide for the subordination contemplated by clause (i)(a) of this proviso promptly upon the Company’s or Wells Fargo’s request.

The principal balance of this Note may be drawn down by Company in one tranche for the full principal amount, provided that any draw on this Note shall occur contemporaneously with a draw being made on the Other Note.

All amounts outstanding under this Note are due and payable upon DEMAND for repayment by the Company.

Interest. The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to eight percent (8.0%) until this Note shall be paid in full. Interest shall be computed on the basis of the actual number of days elapsed over a year of 365 days. Interest on the unpaid principal balance of each Note shall be due and payable on a quarterly basis, commencing on September 1, 2015 and on each December 1, March 1, June 1 and September 1 thereafter (each a “Required Payment Date”), or if such day is not a business day, the first business day thereafter, provided that the Company shall have the option, at such times that the common stock of the

Company continues to be quoted on the OTCQB market (or other market approved by the Holder in its sole discretion) (the “Market”), of satisfying the accrued interest by issuing common stock of the Company to the Holder, in lieu of cash, in an amount equal to the quotient obtained by dividing the amount of accrued interest due on the Required Payment Date by the average closing price of the Company’s common stock on the OTCQB for the ten trading days prior to and ending on the trading day immediately prior to such Required Payment Date. Company hereby expressly acknowledges that the terms of this paragraph shall not alter the demand nature of this Note.

Principal Conversion. At any time prior to payment in full of this Note, at the closing of the contemplated issuance of Series B Participating Preferred Equity (“Series B”) to the Holder and Other Holder, and their affiliates (the “Series B Financing”), the unpaid principal balance of this Note, but not any accrued interest thereon, shall convert into shares of the Series B in accordance with the terms of this paragraph. The shares of Series B into which such principal balance shall convert shall be equal to an amount such that the Holder receives Series B shares that results in the Holder having a percentage of outstanding Series B following the closing of the Series B Financing, conversion hereunder and of the Other Note equal to the percentage obtained when dividing (i) amount of principal balance remaining unpaid hereunder on the closing of the Series B Financing, by (ii) the sum of amount of principal balance remaining unpaid hereunder plus the amount of principal balance remaining unpaid under the other Note plus the amount of aggregate capital provided in the initial closing of such Series B Financing. The closing of the conversion of this Note shall take place simultaneous with the closing of the Series B Financing. Any interest unpaid on the date of conversion shall remain payable in accordance with the above provisions. Company hereby expressly acknowledges that terms of this paragraph shall not alter the demand nature of this Note.

Default. If any of the following events shall occur or conditions shall exist and be continuing for any reason whatsoever and whether such occurrence or condition shall be voluntary or involuntary or come about or be effected by operation of law or otherwise, such occurrence or condition and continuance shall constitute an “Event of Default”:

(i)	Company fails to issue the Series B on conversion hereof at the closing of the Series B Financing;

(ii)	Company defaults in the payment of any principal or interest on this Note and, if applicable, any accrued and unpaid default interest thereon when due and such failure continues for a period of five (5) business days after the delivery of written notice by the Holder;

(iii)	The Company shall fail to observe or perform any other covenant or agreement contained in this Agreement or the Security Agreement and such failure shall remain un-remedied for thirty (30) days after the earlier of (A) any officer of the Company becomes aware of such failure, or (B) notice thereof shall have been given to the Company by the Holder;

(iv)	The Company shall (A) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state, or foreign bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator, or other similar official of it or any of its property, (B) consent to the institution of, or fail to contest in a timely and appropriate manner any proceeding or petition described in subclause (A) of this clause (iv), (C) apply for, or consent to, the appointment of a custodian, trustee, receiver, liquidator or other similar official for any Indemnitor or for a substantial part of any Company’s assets, (D) file an answer admitting the material allegations of a petition filed against any of them in any such proceeding, (E) make a general assignment for the benefit of any of its creditors, or (F) take any action for the purpose of effecting any of the foregoing;

(v)	An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of the Company or the debts of it or any substantial part of the assets of it, under any federal, state or foreign bankruptcy, insolvency or other similar law nor or hereinafter in effect, or (B) the appointment of a custodian, trustee,
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receiver, liquidator or other similar official for Company or for a substantial part of the assets of Company or the entry of an order or decree approving or ordering any of the foregoing, and in any such case, such proceeding, petition or order shall remain un-dismissed or in the instance of an order, un-stayed, for a period of sixty (60) days;

(vi)	The Company shall become unable to pay, shall admit in writing its inability to pay, or it shall fail to pay, its debts as they become due;

(vii)	An Event of Default occurs with respect to the Other Note; or

(viii)	Wells Fargo accelerates the Senior Indebtedness.

Following an Event of Default, and subject to the terms of the Security Agreement, the Holder shall have all rights of a creditor under applicable law (including the Uniform Commercial Code in effect from time to time in the Commonwealth of Massachusetts). All such rights and remedies and the exercise thereof shall be cumulative. No exercise of any such rights and remedies shall be deemed to be exclusive or constitute an election of remedies.

If any Event of Default shall occur, this Note shall automatically become immediately due and payable in full together with, if applicable, any default interest accrued and unpaid thereon without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. At any time after this Note shall become immediately due and payable pursuant to this paragraph, the Holder may, by written notice to Company, but shall have no obligation to, rescind and annul any such acceleration solely with respect to this Note.

Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the party to be held thereto.

Transfer of this Note; Successors and Assigns. This Note, or any portion hereof, may be transferred, without the prior consent of the Company, (a) if the Holder is an entity, at any time to an affiliate of the Holder, or (b) if the Holder is an individual, by will or the laws of descent and distribution; provided, that one or more applicable exemptions under the Securities Act of 1933 and any applicable state securities laws permit such sale or transfer without the necessity of registration pursuant thereto. No other transfers of the Note or any portion hereof or thereof, may be made by the Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. The Company may not assign or transfer this Note or their obligations hereunder without the prior written consent of the Holder. The rights and obligations of the Company and the Holder shall be binding upon and benefit their respective successors, permitted assigns, heirs, administrators and permitted transferees.

Miscellaneous Provisions.

Subject to the provisions hereof allowing for payments to be satisfied with issuance of equity, the principal, interest and other amounts due hereunder shall be payable at Holder’s principal place of business in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Any payments received by the Holder on account of this Note shall be applied first to all costs and expenses to the extent required to be paid by the Company herunder, second to the accrued interest outstanding hereunder, third to the principal amount then outstanding. This Note may be prepaid in whole or in part, without penalty, at any time and from time to time.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Company, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

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The Company agrees to pay all costs of collection of the principal of and interest on this Note, including without limitation, reasonable attorneys’ fees and costs. After any demand for payment by Holder, interest shall accrue at a rate per annum equal to the aggregate of four (4.0%) percent plus the rate provided for herein.

This Note shall be governed by the laws of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument. Company hereby submits to the jurisdiction of the Federal and state courts located in Suffolk County, the Commonwealth of Massachusetts for all purposes with respect to this Note, any collateral given to secure their respective liabilities, obligations, and indebtedness to Holder and its relationships with Holder.

Any provision herein, in any other document securing the payment of this Note, or in any other agreement or commitment between the Holder and Company, whether written or oral, expressed or implied, to the contrary notwithstanding, the Holder shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited as interest so that the Holder shall be paid, a sum greater than interest at the maximum nonusurious interest rate, if any, that at any time may be contracted for, charged, received, or collected on the indebtedness evidenced by this Note under applicable law (the “Maximum Rate”). It is the intention of the parties that this Note, and all other instruments securing the payment of this Note or executed or delivered in connection herewith, shall comply with applicable law. If the Holder ever contracts for, charges, receives, or collects, anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, delay in advancing proceeds of this Note; or other event, should cause such interest to exceed interest at the Maximum Rate, any such excess amount shall be applied to the reduction of the unpaid principal balance of this Note or any other indebtedness owed to the Holder by Company, and if this Note and such other indebtedness is paid in full, any remaining excess shall be paid to Company. In determining whether the interest hereon exceeds interest at the Maximum Rate, the total amount of interest shall be spread throughout the entire term of this Note until its payment in full in a manner which will cause the interest rate on this Note not to exceed the Maximum Rate.

Upon receipt of an affidavit of Holder as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of this Note or other security document, Company will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

Company and Holder each hereby knowingly, voluntarily and intentionally waive any right they may have or hereafter have to a trial by jury in respect to any suit, action or proceeding arising out of or relating to this Note. Company hereby certifies that neither Holder nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Holder would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Company acknowledges that Holder has been induced to enter into this Note by, among other things, this waiver. Company acknowledges that it has read the provisions of this Note and has consulted legal counsel and understands the rights it is granting in this Note and is waiving in this paragraph in particular and makes the above waiver knowingly, voluntarily and intentionally.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Company has executed this Note as an instrument under seal as of the date and year first written above.

XZERES CORP.

By: /s/ David Hofflich

Name: David Hofflich

Title: CEO

[Acceptance of Holder follows on next page]

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THE UNDERSIGNED HOLDER HEREBY AGREES TO AND ACCEPTS THE TERMS OF THIS DEMAND CONVERTIBLE SUBORDINATED SECURED PROMISSORY NOTE:

HOLDER:

RAVAGO HOLDINGS AMERICA, INC.

By: /s/ James Duffy

Name: James Duffy

Title: President

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